ADDENDUM TO INVESTMENT ADVISORY AGREEMENT

Schedule A of the Investment Advisory Agreement between IDS Life Insurance Company (IDS Life) and American Express Financial Corporation (AEFC) dated October, 14, 1998 is hereby amended to add 5 new investment portfolios, AXP Variable Portfolio - Blue Chip Advantage Fund, AXP Variable Portfolio - Diversified Equity Income Fund, AXP Variable Portfolio - Federal Income Fund, AXP Variable Portfolio - Growth Fund and AXP Variable Portfolio - Small Cap Advantage Fund. All other provisions of the Investment Advisory Agreement remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have executed this Addendum as on the 13th day of September, 1999.


IDS LIFE INSURANCE COMPANY                 ATTEST:


By: /s/ Pamela J. Moret                    By: /s/ Mary Jo Olson
    ------------------------------             -----------------------
Name:   Pamela J. Moret                    Name:   Mary Jo Olson
Title:  Executive Vice President -         Title:  Assistant Secretary
        Variable Assets


AMERICAN EXPRESS FINANCIAL CORPORATION     ATTEST:

By:     Peter J. Anderson                  By: /s/ Mary Jo Olson
   ----------------------------                ------------------------------
Name:   Peter J. Anderson                  Name:   Mary Jo Olson
Title:  Senior Vice President -                    Title: Assistant Secretary
        Investment Operations


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                                   SCHEDULE A
-------------------------------------------------------------- ----------------
                         FUND                                   PERCENTAGE OF
                                                                 NET ASSETS
-------------------------------------------------------------- ----------------

AXP Variable Portfolio - Income Series, Inc.
o    AXP Variable Portfolio - Bond Fund                             0.25%
o    AXP Variable Portfolio - Extra Income Fund                     0.25%
o    AXP Variable Portfolio - Federal Income Fund                   0.25%
o    AXP Variable Portfolio - Global Bond Fund                      0.25%

-------------------------------------------------------------- ----------------

AXP Variable Portfolio - Investment Series, Inc.
o    AXP Variable Portfolio - Blue Chip Advantage                   0.25%
o    AXP Variable Portfolio - Capital Resource Fund                 0.25%
o    AXP Variable Portfolio - Growth Fund                           0.25%
o    AXP Variable Portfolio - International Fund                    0.35%
o    AXP Variable Portfolio - New Dimensions Fund                   0.25%
o    AXP Variable Portfolio - Small Cap Advantage Fund              0.25%
o    AXP Variable Portfolio - Strategy Aggressive Fund              0.25%

-------------------------------------------------------------- ----------------

AXP Variable Portfolio - Managed Series, Inc.
o    AXP Variable Portfolio - Diversified Equity Income Fund        0.25%
o    AXP Variable Portfolio - Managed Fund                          0.25%

-------------------------------------------------------------- ----------------

AXP Variable Portfolio - Money Market Series, Inc.
o    AXP Variable Portfolio - Cash Management Fund                  0.25%

-------------------------------------------------------------- ----------------

IDS Life Series Fund, Inc.
o    Equity Portfolio                                               0.25%
o    Equity Income Portfolio                                        0.25%
o    Income Portfolio                                               0.25%
o    Money Market Portfolio                                         0.25%
o    Managed Portfolio                                              0.25%
o    Government Securities Portfolio                                0.25%
o    International Equity Portfolio                                 0.35%

-------------------------------------------------------------- ----------------

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